UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2012

PERVASIP CORP.

(Exact name of registrant as specified in its charter)

New York	000-04465	13-2511270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 South Broadway, Suite 400

White Plains, NY 10601

 (Address of principal executive offices)

(914) 620-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Pervasip Corp. (the “Company”) entered into a subscription agreement, as amended (the “Subscription Agreement”) with one accredited investor (the “Subscriber”) for the issuance and sale of an aggregate of 29,687,250 shares in the Company’s common stock, par value $.001 per share (the “Common Stock”) for an aggregate purchase price of $0.02 per share (the “Private Placement”).

The description of the Subscription Agreement does not purport to be complete and is qualified in its entity by reference to exhibit 10.1 filed herein.

Item 3.02 Unregistered Sales of Equity Securities.

On October 4, 2012 (the “Closing Date”), the Company completed the Private Placement. As of the Closing Date, the Company issued and sold an aggregate of 29,687,250 shares to one accredited investor at a purchase price of $0.02 per share receiving proceeds of $593,745.

The Company used the proceeds of the Private Placement for general corporate purposes, including general and administrative expenses. The closing occurred following the satisfaction of customary closing conditions.

In addition, the Company engaged in the following transactions;

On September 19, 2012 the Company issued 4,779,922 shares of its Common Stock to retire debt in the aggregate amount of $17,000.

On September 24, 2012 the Company issued 3,076,923 shares of its Common Stock to retire debt in the aggregate amount of $10,000.

On October 2, 2012 the Company issued 4,800,000 shares of its Common Stock to retire debt in the aggregate amount of $12,000.

As of the date hereof, the total outstanding amount of common shares is 230,895,360.

These securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 3(a)(9) and/or Section 4(2) of the Securities Act. The securities were exempt from registration under Section 4(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Subscription Agreement, by and between Pervasip Corp. and the Subscribers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIP CORP.

Date: October 8, 2012	By:	/s/ Paul H. Riss
Name: Paul H. Riss
Title: Chief Executive Officer